Exhibit 99.1

Harvest Oil & Gas Announces One-time $7.00 per Share Cash Distribution and Entry into a New Credit Facility

HOUSTON, October 8, 2019 (GLOBE NEWSWIRE) -- Harvest Oil & Gas Corp. (OTCQX: HRST) (“Harvest” or the “Company”) today announced that it has declared a one-time cash distribution of $7.00 per share and also entered into a new credit facility.

Dividend

The Board of Directors has approved a one-time cash distribution of $7.00 per share to common stockholders of record on October 18, 2019 to be paid on October 28, 2019. The Company expects to have no current or accumulated earnings and profits, and reasonably estimates that the cash distribution should not constitute a taxable dividend for U.S. federal and state income tax purposes. Rather, the cash distribution would generally constitute non-taxable return of capital, and a reduction in the tax basis of each recipient's ownership interest in the Company. Information regarding tax matters in this press release is for general information purposes only and does not constitute tax advice. Shareholders should consult with their tax advisors as to the specific U.S. federal and state, and non-U.S. tax consequences to such holder related to a return of capital distribution.

For Harvest’s warrants (OTCQX: HRSTW) and per the terms of the Warrant Agreement entered into on June 4, 2018, the cash distribution is classified as a Special Dividend and will result in a reduction of the warrant exercise price by $7.00 to $30.48, effective as of October 21, 2019.

New Credit Facility

Harvest has entered into a new $10 million revolving credit facility (“Credit Facility”) with Regions Bank. The new Credit Facility will bear interest at LIBOR plus 100 bps and will mature on October 4, 2020 but may be renewed for a one-year term by mutual agreement between the Company and Regions Bank.

About Harvest Oil & Gas Corp.

Harvest is an independent oil and gas company engaged in the efficient operation and development of onshore oil and gas properties in the continental United States. The Company’s assets consist primarily of producing and non-producing properties in the Barnett Shale, the Appalachian Basin (which includes the Utica Shale), Michigan, the Mid-Continent areas in Oklahoma, Texas, Kansas and Louisiana, the Permian Basin and the Monroe Field in Northern Louisiana.  More information about Harvest is available on the internet at https://www.hvstog.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements are subject to a number of risks and uncertainties, most of which are difficult to predict and many of which are beyond its control. Please read the Company’s filings with the Securities and Exchange Commission, including “Risk Factors” in its Annual Report on Form 10-K, and other public filings and press releases for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although the Company believes that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Harvest Oil & Gas Corp., Houston, TX
Ryan Stash
713-651-1144
hvstog.com